UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 28, 2007

World Energy Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Juris- diction of Incorporation	333-136528 (Commission File Number)	04-3474959 (IRS Employer Identification No.)

446 Main Street Worcester, Massachusetts	01608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 459-8100

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On February 28, 2007, World Energy Solutions, Inc. (the “Company”) received notice of the District of Columbia’s decision to terminate in full, effective March 1, 2007, its solicitation, offer and contract award dated August 18, 2006 to World Energy. The grounds for the termination were listed as “Termination for Convenience”. Revenue from this contract was greater than 10% of our total revenue for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively. The Company did not expect any revenue in fiscal 2007 from this contract and does not believe that this development will be material to its ongoing operations. The Company has not been provided any additional details regarding this termination for convenience as it was the low bidder on the gas portion of this procurement. The Company is currently pursuing certain administrative remedies to appeal this decision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.

Date: March 6, 2007	By:	/s/ James Parslow
James Parslow Chief Financial Officer